UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 17, 2013, Huntsman International LLC (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Rockwood Specialties Group, Inc. (“Rockwood”), pursuant to which the Company will acquire all of the issued and outstanding equity interests owned by Rockwood in certain entities comprising Rockwood’s Performance Additives and Titanium Dioxide (TiO2) businesses (collectively, the “Business”), for a purchase price of $1.1 billion in cash, subject to certain purchase price adjustments, and the assumption of certain unfunded pension liabilities estimated at $225 million as of June 30, 2013 (the “Transaction”).

The Agreement contains customary representations, warranties, and covenants, including covenants by Rockwood to (i) conduct its business in the ordinary course during the time between the execution of the Agreement and the closing of the Transaction and (ii) make all payments in respect of the ongoing construction of a production facility in Augusta, GA in accordance with all existing construction contracts and to use commercially reasonable efforts to ensure that construction continues in accordance with certain benchmarks. In addition, the Agreement provides for indemnification rights with respect to a breach of a representation, warranty or covenant by either party, as well as for other specified matters. Each obligation of the Company and Rockwood, and the full and timely performance by the Company and Rockwood of each of their obligations, under the Agreement was guaranteed by Huntsman Corporation and Rockwood Holdings, Inc., respectively.

The Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of the European Commission, (ii) the absence of a change that has had or could be reasonably expected to have a material adverse effect on the Business, and (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the parties in the Agreement. The Agreement also contains certain customary termination rights for each of the Company and Rockwood.

The Agreement does not contain a financing condition; however, the Company has received commitments from JP Morgan, BofA Merill Lynch and Citibank to finance the acquisition.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to such Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01  Regulation FD.

In connection with the execution of the Agreement as described in Item 1.01 above, on September 17, 2013, the Company issued a press release.  The press release is attached herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits.

Number	Description of Exhibits

2.1*	Stock Purchase Agreement dated as of September 17, 2013 by and between Rockwood Specialties Group, Inc. and Huntsman International LLC.

99.1	Press release dated September 17, 2013.

*

Schedules and similar attachments to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
TROY M. KELLER
Assistant Secretary

Dated: September 20, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*	Stock Purchase Agreement dated as of September 17, 2013 by and between Rockwood Specialties Group, Inc. and Huntsman International LLC.

99.1	Press release dated September 17, 2013.

*

Schedules and similar attachments to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.